Exhibit 99.1- Press Release

ESTEEM WIRELESS MODEMS

PRESS RELEASE

Electronic Systems Technology Inc.
Announces Resignation of Vice President of Finance

KENNEWICK, WASHINGTON --- June 8, 2012 --- Electronic Systems Technology, Inc. (EST) (OTCQB: ELST), dba ESTeem Wireless Modems, the manufacturer of the ESTeem(tm) product line of narrow band licensed, Ethernet licensed and unlicensed wireless modems, today announced that Jon Correio, Vice President of Finance/Administration and Director of the Company, is resigning for personal reasons.  Mr. Correio will continue to serve in his current capacity until December 31, 2012, if necessary, as the Company seeks his replacement.  Mr. Correio has served as Vice President of Finance since 2002, and has been with the Company since 1992.

Electronic Systems Technology (EST) has been a publicly held Corporation since 1984.  EST was the first company to develop the wireless modem receiving both the United States and Canadian patents for this technology.

Contact Tom Kirchner at Electronic Systems Technology, Inc. for additional information.

(EST) ELECTRONIC SYSTEMS TECHNOLOGY - 509-735-9092 (O)
415 N. QUAY ST. - KENNEWICK, WA 99336 - 509-783-5475 (FAX)
WWW.ESTEEM.COM